                                                                    Exhibit 4.1d

NOTE NUMBER                           AGENT'S NAME
                                                                                                           PAINE WEBBER GROUP INC.
---------------------------------------------------------------------------------------------
PRINCIPAL AMOUNT                      SETTLEMENT DATE                             TRADE DATE
U.S.$                            (ORIGINAL ISSUE DATE)
-------------------------------------------------------------------------------------------------------------------------------
MATURITY DATE             TRUSTEE CUST. NO. INTEREST RATE BASIS                   TAXPAYER ID OR                    TRANSFERRED
                                                                                  SOC. SEC. NO.
                                                                                  OF PURCHASER
-------------------------------------------------------------------------------------------------------------------------------
NAME AND ADDRESS OF REGISTERED OWNER                                                                MEDIUM TERM
                                                                                                       NOTE
                                                                                                      PROGRAM
                                                                                           CHASE MANHATTAN BANK DELAWARE
                                                                                                      TRUSTEE
                                                                                             THE CHASE MANHATTAN BANK
                                                                                               AUTHENTICATING AGENT
-------------------------------------------------------------------------------------------------------------------------------
CUSTOMER'S      RETAIN FOR         THE TIME OF THE TRANSACTION         PLEASE SIGN AND RETURN            SEE REVERSE SIDE
COPY            TAX PURPOSES       WILL BE FURNISHED UPON              ENCLOSED RECEIPT
                                   REQUEST OF THE CUSTOMER
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------

REGISTERED                                                            REGISTERED

                             PAINE WEBBER GROUP INC.
                    MEDIUM-TERM SUBORDINATED NOTE, SERIES D
              Due from Nine Months to 30 Years from Date of Issue

                                 (Floating Rate)

No.                                                                        U.S.$

CUSIP NO.

     IF APPLICABLE, THE "TOTAL AMOUNT OF OID", "YIELD TO MATURITY" AND "INITIAL ACCRUAL PERIOD OID" (COMPUTED UNDER THE APPROXIMATE METHOD) BELOW WILL BE COMPLETED SOLELY FOR PURPOSES OF APPLYING THE FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES.




ORIGINAL ISSUE DATE:           INITIAL INTEREST RATE:               MATURITY DATE:

ISSUE PRICE:                   ORIGINAL ISSUE DISCOUNT SECURITY:    BUSINESS DAY CENTERS:
                               [        ]  YES
                               [        ]  NO

REGULAR RECORD DATES:          OPTIONAL REDEMPTION:                 PAYMENT OF ADDITIONAL AMOUNTS:
                               [        ]  YES                      [        ] YES     [      ] NO
                               [        ]  NO

INTEREST PAYMENT DATES:        REDEMPTION DATES:                    OPTION TO ELECT REPAYMENT:
                                                                    [        ] YES     [      ] NO

TOTAL AMOUNT OF OID:           REDEMPTION PRICES:                   REPAYMENT DATES:

YIELD TO MATURITY:             GLOBAL SECURITY:                     REPAYMENT PRICES:
                               [        ]  YES
                               [        ]  NO

INITIAL ACCRUAL PERIOD OID:    DEPOSITARY:                          CALCULATION AGENT:

INTEREST RATE BASIS:           MAXIMUM RATE:                        MINIMUM RATE:

SPREAD:                        SPREAD MULTIPLIER:                   INDEX MATURITY:

INTEREST RESET DATES:          INTEREST DETERMINATION               LIBOR BASIS:
                               DATES (IF OTHER THAN AS              [       ]  Telerate Screen Page 3750
                               SPECIFIED ON THE                     [       ]  Reuters Screen LIBO Page
                               REVERSE HEREOF):

OTHER TERMS:


     PAINE WEBBER GROUP INC., a Delaware corporation (herein called the "Company", which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to
                                                                               ,
                   or registered assigns, the principal sum of U.S. DOLLARS, on the Maturity Date specified above, and to pay interest thereon from and including the Original Issue Date shown above or0 from and including the last date in respect of which interest has been paid or provided for, as the case may be. Interest will be paid on the Interest Payment Dates shown above, commencing with the first such Interest Payment Date following the Original Issue Date shown above, at a rate determined in accordance with the provisions on the reverse hereof until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date specified above (whether or not a Business Day) next preceding such Interest Payment Date, except that in the case of a Security with an Original Issue Date that is after a Regular Record Date and before the next following interest Payment Date, interest payable on such Interest Payment Date will be paid to the Person in whose name such Security was initially registered on the Original Issue Date; provided, however, that interest payable at Maturity shall be payable to the Person to whom principal shall be payable. Except as otherwise provided in the Indenture, any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof to be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. If this Security is not a Global Security, payments of interest on this Security (other than interest payable at Maturity) will be made by mailing a check to the person entitled thereto at its address appearing in the Security Register for the Securities on the applicable Regular Record Date. Notwithstanding the foregoing, at the option of the Company such payments may be made by wire transfer of immediately available funds to an account with a bank located in the continental United States (or other jurisdiction acceptable to the Company and The Chase Manhattan Bank, as Paying Agent), but only if appropriate payment instructions have been received in writing by the Paying Agent not less than 5 Business Days prior to the applicable Interest Payment Date. Payments of principal of, premium, if any, and interest will be made in immediately available funds, if at maturity or upon earlier redemption, then on the Maturity Date or the date fixed for redemption, as applicable, upon surrender of this Security at the principal corporate trust office of the Paying Agent in the Borough of Manhattan, The City of New York, or such other office or agency of the Company as may be designated by it for such purpose in the Borough of Manhattan, The City of New York (the "Notes Office"), provided that this Security is presented to such office in time for the Paying Agent to make such payments in such funds in accordance with its normal procedures, and if upon early repayment, then on the applicable Repayment Date, provided that the Holder shall have complied with the requirements for repayment set forth on the reverse hereof. If this Security is a Global Security, the Depositary will be paid as agreed by the Company, the Trustee, the Paying Agent and the Depositary and beneficial owners hereof will be paid in accordance with the Depositary's and its participants' procedures in effect from time to time. "Maturity" shall mean the date on which the principal of this Security or an installment of principal becomes due, whether on the Maturity Date specified above, upon redemption or early repayment or otherwise.

     If the registered owner of this Security (as indicated above) is the Depositary or a nominee of the Depositary, this Security is a Global Security and the following legend is applicable: UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE FOR THE INDIVIDUAL SECURITIES REPRESENTED HEREBY, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

     If the registered owner of this Security is The Depository Trust Company or a nominee of The Depository Trust Company, then unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the Company or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of CEDE & CO., or such other name as requested by an authorized representative of The Depository Trust Company and any payment is made to CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, CEDE & CO., has an interest herein.

     REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS SECURITY SET FORTH IN FULL ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH IN FULL AT THIS PLACE.

     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof, directly or through an Authenticating Agent, by manual signature of an authorized officer, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:                                       PAINE WEBBER GROUP INC.,

                                             By
                                                --------------------------------
                                                Title:

[Seal]                                       Attest:

                                                --------------------------------
                                                Secretary

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the Series designated therein referred to in the within-mentioned Indenture.

Dated:

CHASE MANHATTAN BANK DELAWARE                CHASE MANHATTAN BANK
        As Trustee                           DELAWARE

                                       OR      As Trustee

By                                           By The Chase Manhattan Bank
  --------------------                          As Authenticating Agent
  Authorized Officer

                                             By
                                                --------------------------------
                                                Authorized Officer

                             PAINE WEBBER GROUP INC.

                     MEDIUM-TERM SUBORDINATED NOTE, SERIES D

                        Due from Nine Months to 30 Years
                               from Date of Issue
                                 (Floating Rate)

     This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture dated as of March 15, 1988, as amended by a First Supplemental Indenture dated as of September 22, 1989, by a Second Supplemental Indenture dated as of March 22, 1991, and by a Third Supplemental Indenture dated as of November 30, 1993 (such Indenture, as so supplemented, is herein called the "Indenture"), between the Company and Chase Manhattan Bank Delaware (formerly known as Chemical Bank Delaware), as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof.

     If so specified on the face hereof, the Company will, subject to the limitations and exceptions set forth below, pay to a Holder of this Security who is a United States Alien (as defined below) such additional amounts ("Additional Amounts") as may be necessary in order that every net payment of the principal of, premium, if any, and interest on this Security, after deduction or withholding by the Company, the Trustee or any of the Company's paying agents for or on account of any present or future tax, assessment or other governmental charge imposed upon such Holder with respect to or as a result of such payment by the United States or any political subdivision or taxing authority thereof or therein, will not be less than the amount provided herein to be then due and payable. However, the Company shall not be required to make any such payment of Additional Amounts for or on account of:

     (a) any tax, assessment or other governmental charge that would not have been imposed but for (i) the existence of any present or former connection between such Holder (or between a fiduciary, settlor or beneficiary of, or a person holding a power over, such Holder, if such Holder is an estate or a trust, or between a member or shareholder of such Holder, if such Holder is a partnership or corporation) and the United States, including, without limitation, such Holder (or such fiduciary, settlor, beneficiary, person holding a power, member or shareholder) being or having been a citizen or resident or treated as a resident thereof or being or having been engaged in a trade or business therein or being or having been present therein or having or having had a permanent establishment therein, or (ii) such Holder's present or former status as a domestic or foreign personal holding company, a passive foreign investment company or a controlled foreign corporation, a private foundation or other tax-exempt organization for United States Federal income tax purposes or a corporation that accumulates earnings to avoid United States Federal income tax;

     (b) any tax, assessment or other governmental charge that would not have been so imposed but for the presentation by the Holder of this Security for payment on a date more than 15 days after the date on which such payment became due and payable or the date on which payment thereof was duly provided for, whichever occurs later;

     (c) any estate, inheritance, gift, sales, transfer, excise or personal property tax or any similar tax, assessment or other governmental charge;

     (d) any tax, assessment or other governmental charge that would not have been imposed but for the failure to comply with certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connection with the United States of the Holder or beneficial owner of this Security, if such compliance is required by statute or by regulation of the United States or any taxing authority thereof as a precondition to relief or exemption from such tax, assessment or other governmental charge;

     (e) any tax, assessment or other governmental charge that is (i) payable otherwise than by deduction or withholding from payments of principal of or premium, if any, or interest on this Security or (ii) required to be deducted or withheld by any paying agent from any such payment, if (and only if) such payment can be made without such deduction or withholding by any other paying agent;

     (f) any tax, assessment or other governmental charge imposed on interest received by a person holding, actually or constructively, 10 percent or more of the total combined voting power of all classes of stock of the Company entitled to vote (taking into account the applicable attribution of ownership rules under Section 871(h)(3) of the Internal Revenue Code of 1966, as amended (the "Code")) or that is a controlled foreign corporation related to the Company (directly or indirectly) through stock ownership; or

     (g) any combination of items (a), (b), (c), (d), (e) and (f); nor will Additional Amounts be paid with respect to payment of the principal of or premium, if any, or interest on this Security to any United States Alien that is a fiduciary or partnership or to a person other than the sole beneficial owner of this Security to the extent that a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner would not have been entitled to the Additional Amounts had such beneficiary, settlor, member or beneficial owner been the Holder of this Security.

     The Company, at its option, may redeem this Security as a whole, but not in part, at any time that this Security is registered in the name of a United States Alien, on giving not less than 30 nor more than 45 days' notice to the registered Holder hereof by mail in accordance with the provisions of the Indenture (which notice shall be irrevocable), at a redemption price equal to the principal amount hereof (or, in the case of an Original Issue Discount Security, the amount specified on the face hereof), together with accrued interest to the redemption date, if the Company determines that the Company has or will become obligated to pay Additional Amounts on this Security on the next succeeding Interest Payment Date as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated thereunder) of the United States or any political subdivision or taxing authority thereof or therein affecting taxation, or any change in the application or official interpretation of such laws, regulations or rulings by a taxing authority, court or regulatory agency, whether or not rendered or taken with respect to the Company, or any action taken by any taxing authority, court or regulatory agency (including any change in administrative policy or enforcement practice of such taxing authority), whether or not taken with respect to the Company, which change or amendment becomes effective, or action is taken, on or after the Original Issue Date, and such obligation cannot be avoided by the Company taking reasonable measures available to it. Prior to giving any notice of redemption pursuant to this paragraph, the Company shall deliver to the Trustee an Officers' Certificate stating that the Company is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Company so to redeem have occurred, and an opinion of independent legal counsel addressed to the Company and the Trustee to the effect that the Company has or will become obligated to pay such Additional Amounts as a result of such change or amendment. Notice of the intention of the Company to redeem this Security shall not be given earlier than 90 days prior to the earliest date that the obligation to pay Additional Amounts would arise were a payment in respect of this Security due on such date. From and after any redemption date, if monies for the redemption of this Security pursuant to this paragraph shall have been made available for redemption on such redemption date, this Security shall cease to bear interest and the only right of the Holder of this Security shall be to receive payment of the redemption price of this Security and all unpaid interest accrued to such redemption date. For purposes of this paragraph, the Trustee may rely on an Officers' Certificate as to whether the registered Holder hereof is a United States Alien.

     The term "United States Alien" means any person who, for United States Federal income tax purposes, is a foreign corporation, a nonresident alien individual, a nonresident alien fiduciary of a foreign estate or trust, or a foreign partnership, one or more of the members of which is, for United States Federal income tax purposes, a foreign corporation, a nonresident alien individual or a nonresident alien fiduciary of a foreign estate or trust.

     If so specified on the face hereof, the Company may at its option redeem this Security in whole or from time to time in part on the date or dates designated as Redemption Dates on the face hereof at the Redemption Price or Redemption Prices designated on the face hereof, together with accrued interest to the date of redemption. The Company may exercise such option by mailing or causing the Trustee to mail a notice of such redemption at least 30 but not more than 45 days prior to the date of redemption. In the event of redemption of this Security in part only, a new Security or Securities of like tenor and with the same terms and conditions for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancelation hereof. If less than all of the Securities having the same terms (except as to principal amount and date of issuance) as this Security are to be redeemed, the Securities to be redeemed shall be selected by the Trustee by such method as the Trustee shall deem fair and appropriate and otherwise as provided under the Indenture.

     If so specified on the face hereof, this Security will be repayable prior to the Maturity Date at the option of the Holder on the date or dates or under the circumstances designated as Repayment Dates on the face hereof at the Repayment Price or Repayment Prices designated on the face hereof together with accrued interest to the date of repayment. In order for this Security to be repaid, Chemical Bank, as Paying Agent, must receive at the Notes Office at least 30 but not more than 45 days prior to the applicable Repayment Date (a) appropriate wire instructions and (b) either (i) this Security with the form below entitled "Option to Elect Repayment" duly completed or (ii) a telegram, telex, facsimile transmission or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc., or a commercial bank or trust company in the United States or any other "eligible guarantor institution" (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended) setting forth the name of the Holder of this Security, the principal amount of this Security, the portion of the principal amount of this Security to be repaid, the certificate number or a description of the tenor and terms of this Security, a statement that the option to elect repayment is being exercised thereby and a guarantee that this Security with the form below entitled "Option to Elect Repayment" duly completed will be received by the Paying Agent not later than five Business Days after the date of such telegram, telex, facsimile, transmission or letter. If the procedure described in clause (ii) of the preceding sentence is followed, this Security with such form duly completed must be received by the Trustee by such fifth Business Day. Any tender of this Security for repayment shall be irrevocable. The repayment option may be exercised by the Holder of this Security for less than the entire principal amount of this Security provided that the principal amount of the Security remaining outstanding after repayment is an authorized denomination. Upon such partial repayment this Security shall be canceled and a new Security or Securities of like tenor and with the same terms and conditions for the remaining principal amount hereof shall be issued in the name of the Holder of this Security or as otherwise specified in the form entitled "Option to Elect Repayment". After exercise of the repayment option, no transfer or exchange of this Security (or, if this Security is to be repaid in part, the portion hereof to be repaid) will be permitted. All questions as to the validity, eligibility (including time of receipt) and acceptance of this Security for repayment will be determined by the Company, whose determination will be final, binding and non-appealable.

     The indebtedness evidenced by this Security is expressly subordinated in right of payment, to the extent and in the manner set forth in the Indenture, to the prior payment in full of all Superior Indebtedness (as defined in the Indenture) and this Security is issued subject to such provisions of the Indenture, and each Holder of this Security by accepting the same agrees to and shall be bound by such provisions and authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate such subordination as provided in the Indenture and appoints the, Trustee his attorney-in-fact for any and all such purposes.

     The interest rate in effect with respect to this Security from and including the original Issue Date to but excluding the first Interest Reset Date specified on the face hereof following the original Issue Date will be the Initial Interest Rate specified on the face hereof. Commencing with the first Interest Reset Date following the Original Issue Date, the rate at which interest on this Security is payable shall be adjusted on each Interest Reset Date. Each such adjusted rate shall be applicable on and after the Interest Reset Date to which it relates to but excluding the next succeeding Interest Reset Date or until Maturity. If any Interest Reset Date specified on the face hereof would otherwise be a day that is not a Business Day (as hereinafter defined), such Interest Reset Date shall be postponed to the next day that is a Business Day, except that, if the Interest Rate Basis specified on the face hereof is LIBOR, then if such next Business Day is in the next succeeding calendar month, each Interest Reset Date shall be the next preceding Business Day. Subject to applicable provisions of law and except as specified herein, if the Interest Rate Basis specified on the face hereof is the Commercial Paper Rate, Prime Rate, Federal Funds Rate, LIBOR or the Treasury Rate, then the rate of interest on this Security on and after such Interest Reset Date on which an adjustment is made shall be the rate determined in accordance with the provisions of the applicable heading below.

     DETERMINATION OF COMMERCIAL PAPER RATE. If the Interest Rate Basis specified on the face hereof is the Commercial Paper Rate, then the interest rate on this

Security with respect to each Interest Reset Date shall be calculated by the Calculation Agent and shall be the Commercial Paper Rate on the Interest Determination Date pertaining to such Interest Reset Date, plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any, specified on the face hereof. "Commercial Paper Rate" means, with respect to each such Interest Determination Date, the Money Market Yield (calculated as described below) of the rate on such date for commercial paper having the Index Maturity specified on the face hereof as published by the Board of Governors of the Federal Reserve System in "Statistical Release H.15, Selected Interest Rates" or any successor publication of the Board of Governors of the Federal Reserve System ("H.15") under the heading "Commercial paper--Nonfinancial". In the event that such rate is not published prior to 9:00 A.M., New York City time, on the Calculation Date (as defined below) pertaining to such Interest Determination Date, then the Commercial Paper Rate for that Interest Determination Date shall be calculated by the Calculation Agent and shall be the Money Market Yield of the arithmetic mean of the offered rates, as of 11:00 A.M., New York City time, on that Interest Determination Date, of three leading dealers of commercial paper in The City of New York selected by the Calculation Agent for commercial paper of the Index Maturity specified on the face hereof placed for an industrial issuer whose bond rating is "AA", or the equivalent, from at least one nationally recognized rating agency; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the Commercial Paper Rate will be the Commercial Paper Rate in effect on such Interest Determination Date.

     "Money Market Yield" means a yield (expressed as a percentage) calculated in accordance with the following formula:

                 Money Market Yield =    D x 360
                                      -------------   x 100
                                      360 - (D x M)

where "D" refers to the per annum rate for commercial paper, quoted on a bank discount basis and expressed as a decimal; and "M" refers to the actual number of days in the interest period for which interest is being calculated.

     DETERMINATION OF PRIME RATE. If the Interest Rate Basis specified on the face hereof is the Prime Rate, then the interest rate on this Security with respect to each Interest Reset Date shall be calculated by the Calculation Agent and shall be the Prime Rate on the Interest Determination Date pertaining to such Interest Reset Date, plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any, specified on the face hereof. "Prime Rate" means, with respect to each such Interest Determination Date, the arithmetic mean of the prime or base rates quoted on the basis of the actual number of days in the year divided by 360 as of the close of business on such Interest Determination Date by three major money center banks in The City of New York selected by the Calculation Agent. If fewer than three such quotations are provided, the Prime Rate shall be determined on the basis of the quotations provided, if any, together with the rates furnished on such date in The City of New York by the appropriate number of substitute banks or trust companies organized and doing business under the laws of the United States, or any State thereof, having total equity capital of at least U.S.$750 million and being subject to supervision or examination by Federal or State authority, selected by the Calculation Agent to provide such rate or rates; provided, however, that if the banks or trust companies selected as aforesaid are not quoting as mentioned in this sentence, the Prime Rate will be the Prime Rate in effect on such Interest Determination Date.

     DETERMINATION OF FEDERAL FUNDS RATE. If the Interest Rate Basis specified on the face hereof is the Federal Funds Rate, then the interest rate on this Security with respect to each Interest Reset Date shall be calculated by the Calculation Agent and shall be the Federal Funds Rate on the Interest Determination Date pertaining to such Interest Reset Date, plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any, specified on the face hereof. "Federal Funds Rate" means, with respect to each such Interest Determination Date, the rate on such date for Federal Funds as published in H.15 under the heading "Federal funds (effective)" or, if not so published by 9:00 A.M., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the Federal Funds Rate for such Interest Determination Date will be the rate on such Interest Determination Date made publicly available by the Federal Reserve Bank of New York which is equivalent to the rate which appears in H.15 under the heading "Federal funds (effective)"; provided, however, that if such rate is not made publicly available by the Federal Reserve Bank of New York by 9:00 A.M., New York City time, on such Calculation Date, the Federal Funds Rate will be the Federal Funds Rate in effect on such Interest Determination Date.

     DETERMINATION OF LIBOR. If the Interest Rate Basis specified on the face hereof is LIBOR, then the interest rate on this Security with respect to each Interest

Reset Date shall be calculated by the Calculation Agent and shall be LIBOR on the Interest Determination Date pertaining to such Interest Reset Date, plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any, specified on the face hereof. "LIBOR" will be determined with respect to each such Interest Determination Date by the Calculation Agent in accordance with the following provisions:

     LIBOR will be determined on the basis of either (a) if the LIBOR Basis specified on the face hereof is Telerate Screen Page 3750, the rate for deposits in U.S. dollars having the Index Maturity specified on the face hereof, commencing on the second London Banking Day (as defined below) immediately following such Interest Determination Date which appears on Telerate Screen Page 3750 (as defined below) as of 11:00 A.M., London time, on such Interest Determination Date, if such rate appears on Telerate Screen Page 3750, or (b) if the LIBOR Basis specified on the face hereof is the Reuters Screen LIBO Page, the arithmetic mean, as determined by the Calculation Agent, of the offered rates for deposits in U.S. dollars of not less than $1,000,000 having the Index Maturity specified on the face hereof, commencing on the second London Banking Day immediately following such Interest Determination Date, which appear on the Reuters Screen LIBO Page (as defined below) as of 11:00 A.M., London time, on such Interest Determination Date, if at least two such offered rates appear on the Reuters Screen LIBO Page. "Telerate Screen Page 3750" means the display designated as page 3750 on the Dow Jones Market Service (or such other page or pages as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks). "Reuters Screen LIBO Page" means the display designated as page "LIBO" on the Reuters Monitor Money Rates Service (or such other page or pages as may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks). If no rate appears on Telerate Screen Page 3750 or if fewer than two offered rates appear on the Reuters Screen LIBO Page, as applicable, LIBOR for such Interest Determination Date will be determined as described in the following paragraph. If neither Telerate Screen Page 3750 nor the Reuters Screen LIBO Page is specified on the face hereof as the LIBOR Basis, LIBOR will be determined as if Telerate Screen Page 3750 had been specified.

     With respect to an Interest Determination Date on which no rate appears on Telerate Page 3750 as described in (a) in the preceding paragraph, if the LIBOR Basis specified on the face hereof is Telerate Screen Page 3750, or on which fewer than two offered rates appear on the Reuters Screen LIBO Page as described in
(b) in the preceding paragraph, if the LIBOR Basis specified on the face hereof is the Reuters Screen LIBO Page, LIBOR will be determined on the basis of the rates at approximately 11:00 A.M., London time, on such Interest Determination Date at which deposits in U.S. dollars having the Index Maturity specified on the face hereof commencing on the second London Banking Day immediately following such interest Determination Date and in a principal amount equal to an amount of not less than U.S.$1,000,000 that in the Calculation Agent's judgment is representative for a single transaction in such market at such time, are offered to prime banks in the London interbank market by four major banks in the London interbank market selected by the Calculation Agent. The Calculation Agent will request the principal London office of each of such banks to provide a quotation of its rate. If at least two such quotations are provided, LIBOR for such Interest Determination Date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBOR for such Interest Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 A.M., New York City time, on such Interest Determination Date by three major banks in The City of New York, selected by the Calculation Agent, for loans in U.S. dollars to leading European banks having the specified Index Maturity commencing on the second London Banking Day immediately following such Interest Determination Date and in a principal amount equal to an amount of not less than U.S.$1,000,000 that in the Calculation Agent's judgment is representative for a single transaction in such market at such time; provided, however, that if the banks selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, LIBOR with respect to such Interest Determination Date will be LIBOR in effect on such Interest Determination Date.

     DETERMINATION OF TREASURY RATE. If the Interest Rate Basis specified on the face hereof is the Treasury Rate, then the interest rate on this Security with respect to each Interest Reset Date shall be calculated by the Calculation Agent and shall be the Treasury Rate on the Interest Determination Date pertaining to such Interest Reset Date, plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any, specified on the face hereof. "Treasury Rate" means, with respect to each such Interest Determination Date, the rate for the most recent auction of direct obligations of the United States

("Treasury bills") having the Index Maturity specified on the face hereof as published in H.15 under the heading "U.S. Government securities--Treasury bills--Auction average" or, if not so published by 9:00 A.M., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the auction average rate (expressed as a bond equivalent, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) for such auction as otherwise made available by the United States Department of the Treasury. In the event that the results of the auction of Treasury bills having the Index Maturity specified on the face hereof are not published or made available as provided above by 3:00 P.M., New York City time, on such Calculation Date, or if no such auction is held in a particular week (or on the preceding Friday, if applicable), then the Treasury Rate shall be calculated by the Calculation Agent and shall be a yield to maturity (expressed as a bond equivalent, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates as of approximately 3:30 P.M., New York City time, on such Interest Determination Date, of three leading primary United States government securities dealers selected by the Calculation Agent, for the issue of Treasury bills with a remaining maturity closest to the specified Index Maturity; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the Treasury Rate will be the Treasury Rate in effect on such Interest Determination Date.

     Unless otherwise specified on the face hereof, the Interest Determination Date pertaining to an Interest Reset Date for this Security will be, if the Interest Rate Basis for this Security is the Commercial Paper Rate or the Prime Rate, the second New York Business Day (as defined below) preceding such Interest Reset Date; if the Interest Rate Basis for this Security is LIBOR, the second London Banking Day preceding such Interest Reset Date; if the Interest Rate Basis for this Security is the Federal Funds Rate, the first New York Business Day preceding such Interest Reset Date; and if the Interest Rate Basis for this Security is the Treasury Rate, the day of the week in which such Interest Reset Date falls on which Treasury bills would normally be auctioned. Treasury bills are usually sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is usually held on the following Tuesday, except that such auction may be held on the preceding Friday. If, as the result of a legal holiday, an auction is so held on the preceding Friday, such Friday will be the Interest Determination Date pertaining to the Interest Reset Date occurring in the next succeeding week.

If an auction date shall fall on any Interest Reset Date for such a Note, then such Interest Reset Date shall instead be the first New York Business Day immediately following such auction date. The "Calculation Date" pertaining to any Interest Determination Date will be the earlier of (i) the tenth day after such Interest Determination Date or, if any such day is not a New York Business Day, the next succeeding New York Business Day and (ii) the New York Business Day next preceding the relevant Interest Payment Date or Maturity, as the case may be.

     All percentages resulting from any calculations on this Security will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point (with five one-millionths of a percentage point being rounded upward) and all currency amounts used in or resulting from such calculations will be rounded, if necessary, to the nearest one-hundredth of a unit (with .005 of a unit being rounded upward).

     Notwithstanding the foregoing, the interest rate hereon shall not be greater than the Maximum Rate, if any, or less than the Minimum Rate, if any, shown on the face hereof. In addition, the interest rate on this Security will in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general applicability. The Calculation Agent shall calculate the interest rate on this Security in accordance with the foregoing on or before each Calculation Date and shall promptly thereafter notify the Company and the Trustee of such interest rate. Any such calculation by the Calculation Agent shall be conclusive and binding on the Company, the Trustee and the Holder of this Security, absent manifest error.

     The Calculation Agent will, upon the request of the Holder of this Security, provide to such Holder the interest rate hereon then in effect and, if determined, the interest rate which will become effective as of the next Interest Reset Date.

     Interest payments on each Interest Payment Date for this Security and at Maturity will include interest accrued from and including the later of the Original Issue Date or the most recent date to which interest has been paid or provided for to but excluding such Interest Payment Date or to but excluding Maturity. Accrued interest hereon from the Original Issue Date or from the last date to which interest hereon has been paid or provided for, as the case may be, shall be an amount calculated by multiplying the face amount hereof by an accrued interest factor. Such accrued interest factor shall be computed by adding the interest factor calculated for each day from the Original Issue Date or from the last date to which interest shall have been paid or provided for, as the case may be, to the date for which accrued interest is being calculated. The interest factor (expressed as a decimal) for each such day shall be computed by dividing the interest rate (expressed as a decimal) applicable to such day by 360, if the Interest Rate Basis specified on the face hereof is a Commercial Paper Rate, Prime Rate, Federal Funds Rate or LIBOR, or the actual number of days in the year, if the Interest Rate Basis specified on the face hereof is the Treasury Rate.

     Any payment of principal, premium, if any, or interest required to be made on this Security on a day which is not a Business Day need not be made on such day, but may be made on the next day which is such a Business Day with the same force and effect as if made on such day, and no interest shall accrue as a result of such delayed payment, except that, if the Interest Rate Basis specified on the face hereof is LIBOR, if such next succeeding Business Day is in the next succeeding calendar month, such payment shall be made on the immediately preceding Business Day. "Business Day" means each day, other than a Saturday or Sunday, that is (i) not a day on which banking institutions in the Business Day Centers specified on the face hereof are authorized or obligated by law or executive order to close and (ii) if the Interest Rate Basis specified on the face hereof is LIBOR, a London Banking Day. As used herein, "London Banking Day" shall mean any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market. "New York Business Day", as used herein, shall mean each day, other than a Saturday or Sunday, that is not a day on which banking institutions in The City of New York are authorized or obligated by law or executive order to close.

     If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

     Any terms or conditions of this Security ("Other Terms") specified on the face hereof under "Other Terms" shall apply to this Security. In the event of any conflict between any Other Terms and any other terms or conditions of this Security, the Other Terms shall control.

     Notwithstanding anything herein to the contrary, if this Security is an Original Issue Discount Security, the amount payable in the event of acceleration following an Event of Default prior to the Maturity Date hereof in lieu of the principal amount due at the Maturity Date hereof shall be the Amortized Face Amount of this Security as of the date of declaration of acceleration. The "Amortized Face Amount" of this Security shall be an amount equal to (a) the Issue Price (as set forth on the face hereof) plus (b) that portion of the difference between the Issue Price and the principal amount hereof that has accrued at the Yield to Maturity (as set forth on the face hereof) (computed in accordance with generally accepted United States bond yield computation principles) at the date as of which the Amortized Face Amount is calculated, but in no event shall the Amortized Face Amount of this Security exceed its principal amount.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of 66-2/3% in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

     As set forth in, and subject to, the provisions of the Indenture, no Holder of any Security of this series will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default with respect to this series, the Holders of not less than 25% in principal amount of the Outstanding Securities of this series shall have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as trustee, the Trustee shall not have received from the Holders of a majority in principal amount of the Outstanding Securities of this series a direction inconsistent with such request and the

Trustee shall have failed to institute such proceeding within 60 days; provided, however, that such limitations do not apply to a suit instituted by the Holder hereof for the enforcement of payment of the principal of (and premium, if any) or interest on this Security on or after the respective due dates expressed herein.

     No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Security at the times, places and rates, and in the coin or currency, herein prescribed.

     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register upon surrender of this Security for registration of transfer to the Security Registrar at the Notes Office duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and having the same terms and conditions and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     The Securities of this series are issuable only in fully registered form, without coupons, in denominations of U.S. $100,000 and integral multiples of U.S.$1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of different authorized denominations and having the same terms and conditions, as requested by the Holder surrendering the same.

     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

     The Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New York.

     All terms used in this Security which are defined in the Indenture and are not otherwise defined herein shall have the meanings assigned to them in the Indenture.

                            OPTION TO ELECT REPAYMENT

     The undersigned owner of this Security hereby irrevocably elects to have the Company repay the principal amount of this Security or portion hereof below designated at the applicable Repayment Price indicated on the face hereof plus interest accrued to the applicable Repayment Date.

Dated:
      -------------------


-------------------------
        Signature


                                       Sign exactly as name appears
                                       on the front of this Security
                                       [SIGNATURE GUARANTEE -
                                       required only if Securities
                                       are to be issued and
                                       delivered to other than
                                       the registered holder]

Principal amount to be                 Fill in for
repaid, if amount to be                registration of
repaid is less than the                Securities if to be
principal amount of this               issued otherwise than
Security (principal amount             to registered holder:
remaining must be an
authorized denomination)

U.S.$                                  Name:
     ------------------------                ------------------------
                                       Address:
                                               ----------------------

                                               ----------------------
                                               (Please print name
                                               and address including zip code)

                                          SOCIAL SECURITY OR
                                          OTHER TAXPAYER ID
                                          NUMBER

                                          ----------------------

                               ------------------

                                  ABBREVIATIONS

     The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

                                             UNIF GIFT MIN ACT...
TEN COM -  as tenants in common              ........Custodian........
TEN ENT -  as tenants by the entireties        (Cust)              (Minor)
JT TEN -   as joint tenants with             Under Uniform Gifts to
           right of survivorship and         Minors Act
           not as tenants in common

                                             -------------------------
                                                    (State)


           Additional abbreviations may also be used though not in the above list.

                             ----------------------


     FOR VALUED RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

Please Insert Social Security
or Other Identifying Number of

Assignee,

-------------------------------                   ------------------------------


--------------------------------------------------------------------------------

                   PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS
                     INCLUDING POSTAL ZIP CODE OF ASSIGNEE

--------------------------------------------------------------------------------

the within Security and all rights thereunder, hereby irrevocably constituting and appointing ____________________________ attorney to transfer said Security on the books of the Company, with full power of substitution in the premises.

Dated:
       --------------------------------      -----------------------------------
                                                        Signature